UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012 (June 22, 2012)

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

    On June 22, 2012, ICON ECI Fund Fifteen, L.P. (the “Fund”) increased the loan facility with NTS Communications, Inc. and certain of its affiliates (collectively, “NTS”) by making an additional $1,540,000 term loan to NTS. The loan is for a period of sixty months commencing on July 1, 2012. The loan is secured by, among other things, equipment used in NTS’s high speed broadband services operation which provides internet access, digital cable television programming and local and long distance telephone service to residential and business customers (the “NTS Collateral”).  Additionally, the Fund will make a delayed draw term loan available to NTS in the amount of $1,364,000, the proceeds of which will be used to purchase additional assets for NTS’s high speed broadband services operation. The delayed draw term loan is for a period of fifty-seven months and is expected to fund no later than September 30, 2012.  In addition to the NTS Collateral, the delayed draw term loan will be secured by the assets acquired by NTS from the proceeds of the delayed draw term loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI Fund Fifteen, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: June 28, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer